Exhibit 5.1

700 Louisiana Street

Suite 3700

Houston, Texas 77002-2797

(713) 225-2300
Writer's direct phone
(713) 225-1337	fax (713) 225-2340

Writer’s e-mail	www. seyfarth.com
mcoffin@seyfarth.com

December 19, 2013

BPZ Resources, Inc.

580 Westlake Park Boulevard

Suite 525

Houston, TX 77079

Dear Ladies and Gentlemen:

We have acted as counsel for BPZ Resources, Inc., a Texas corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (“Debt Securities”), (ii) shares of common stock, no par value (“Common Stock”), of the Company (including attached preferred share purchase rights), (iii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iv) warrants for the purchase of Common Stock (the “Securities Warrants”); (v) subscription rights (“Subscription Rights”) to purchase our equity or debt securities; and (vi) units consisting of one or more shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants, subscription rights or any combination of such securities (“Units,” and together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Securities Warrants, and the Subscription Rights, each a “Security” and collectively the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Formation and Bylaws of the Company, (ii) the form of senior indenture (the “Senior Indenture”) filed or incorporated by reference as an exhibit to the Registration Statement, (iii) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed or incorporated by reference as an exhibit to the Registration Statement and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

BPZ Resources, Inc.
December 19, 2013

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more prospectus supplements to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (x) at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its Certificate of Formation; (xi) any securities issuable upon conversion, exchange or exercise of any Debt Securities or Depositary Shares being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (xii) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to the Debt Securities to be issued under the Indentures, when (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities; (ii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any applicable supplemental Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and such Debt Securities will constitute valid and legally binding obligations of the Company, respectively, enforceable against the Company in accordance with their terms;

BPZ Resources, Inc.
December 19, 2013

2. With respect to shares of Common Stock, when both (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board , then the shares of Common Stock will be legally issued, fully paid, and nonassessable;

3. With respect to shares of Preferred Stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) as required by applicable law and the filing of the Certificate with the Secretary of State of the State of Texas as required by applicable law and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be legally issued, fully paid, and nonassessable;

4. With respect to the Depositary Shares, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares as required by applicable law and the filing of the Certificate of Designation with the Secretary of State of the State of Texas as required by applicable law; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued;

BPZ Resources, Inc.
December 19, 2013

5. With respect to the Securities Warrants, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Securities Warrants, the terms of the offering thereof, and related matters, (B) the agreements relating to the Securities Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) the Securities Warrants or certificates representing the Securities Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Securities Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Securities Warrants will be legally issued and such Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

6. With respect to the Subscription Rights, when (A)  the Board of Directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such Subscription Rights, the terms of the offering thereof, and related matters and (B) such Subscription Rights and agreements relating to the Subscription Rights have been duly executed and delivered in accordance with the terms thereof, then such Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units, when (A) the Board of Directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof, and related matters and (B) such Units and agreements relating to the Units have been duly executed and delivered in accordance with the terms thereof, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In rendering the opinion in paragraph 1, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the Trust Indenture Act of 1939, as amended, and that the trustee has or will have duly executed and delivered the applicable Indenture.

The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of Texas and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

BPZ Resources, Inc.
December 19, 2013

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Seyfarth Shaw LLP

/s/ Seyfarth Shaw LLP